EXHIBIT 11.1


                           THE CHARLES SCHWAB CORPORATION

                Computation of Earnings per Common Equivalent Share
                     (In thousands, except per share amounts)
                                  (Unaudited)


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
                                                            Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                           1994              1993              1994              1993
                                                           ----              ----              ----              ----

Income before extraordinary charge                       $31,195           $28,859          $101,544           $95,854
Extraordinary charge - early retirement of debt                              6,700                               6,700
- ----------------------------------------------------------------------------------------------------------------------
Net Income                                               $31,195           $22,159          $101,544           $89,154
======================================================================================================================


Shares
    Weighted average number of common
        shares outstanding                                56,408            57,622            56,659            57,473
    Common stock equivalent shares
        related to option plans                            1,664             2,041             1,748             1,845
- ----------------------------------------------------------------------------------------------------------------------
    Weighted average number of common and
        common equivalent shares outstanding              58,072            59,663            58,407            59,318
======================================================================================================================

Earnings per Common Equivalent Share:
    Income before extraordinary charge                   $   .54           $   .48           $  1.74           $  1.61
    Extraordinary charge - early retirement of debt                            .11                                 .11
- ----------------------------------------------------------------------------------------------------------------------
    Net Income                                           $   .54           $   .37           $  1.74           $  1.50
======================================================================================================================

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